Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

CASE NAME:                                                                    NATIONAL STEEL CORPORATION, ET AL.

CASE NO:                                                                                        02-08697 THROUGH 02-08738

DECLARATION UNDER PENALTY OF PERJURY

I, Kirk A. Sobecki, acting as the duly authorized agent for the Debtor in Possession declare under penalty of perjury under the laws of the United States that I have read and I certify that the figures, statements, disbursement itemizations, and account balances as listed in this Monthly Report of the Debtor are true and correct as of the date of this report to the best of my knowledge, information and belief.

/s/ Kirk A. Sobecki
For the Debtor In Possession

Kirk A. Sobecki
President

DATED:	September 8, 2003

NATIONAL STEEL CORPORATION AND SUBSIDIARIES

CASE NOS: 02-08697 THROUGH 02-08738
DEBTOR-IN-POSSESSION AS OF MARCH 6, 2002
COMBINED STATEMENT OF RECEIPTS AND DISBURSEMENTS
(In Millions of Dollars)
(Unaudited)

For the Month of May, 2003

Beginning Cash Balance, May 1, 2003	$2.4

Receipts
Sale to US Steel	$851.4
Refunds of operating lease payments from US Steel	4.0
Working capital adjustment	(1.6)
Operating receipts	105.7
Total Receipts	959.5

Disbursements
DIP Loan	68.8
Net adjustments to DIP Loan due to timing	7.8
Cure payments	22.7
Tax Claims	22.5
Severance and Retention Expenses	5.9
Post-Petition Workers Comp	0.5
Post-Petition Pension Obligation	30.0
Payments to Creditors
Mitsubishi	54.5
Marubeni	23.0
Bondholders	231.8
Operating disbursements	108.1
Total Disbursements	575.6

Net Receipts for the Period	$383.9

Ending Cash Balance including Restricted Cash, May 31, 2003	$386.3